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Exhibit 4.1

Certificate Evidencing Class A Shares
Representing Limited Partner Interests in
Plains GP Holdings, L.P.

No.	Class A Shares

        In accordance with Section 4.1 of the Second Amended and Restated Agreement of Limited Partnership of Plains GP Holdings, L.P., as amended, supplemented or restated from time to time (the "Partnership Agreement"), Plains GP Holdings, L.P., a Delaware limited partnership (the "Partnership"), hereby certifies that                (the "Holder") is the registered owner of                 Class A shares representing limited partner interests in the Partnership (the "Class A Shares") transferable on the books of the Partnership, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. The rights, preferences and limitations of the Class A Shares are set forth in, and this Certificate and the Class A Shares represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Partnership Agreement. Copies of the Partnership Agreement are on file at, and will be furnished without charge on delivery of written request to the Partnership at, the principal office of the Partnership located at 333 Clay Street, Suite 1600, Houston, Texas 77002. Capitalized terms used herein but not defined shall have the meanings given them in the Partnership Agreement.

        The Holder, by accepting this Certificate, is deemed to have (i) requested admission as, and agreed to become, a Limited Partner and to have agreed to comply with and be bound by and to have executed the Partnership Agreement, (ii) represented and warranted that the Holder has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement and (iii) made the waivers and given the consents and approvals contained in the Partnership Agreement.

        This Certificate shall not be valid for any purpose unless it has been countersigned and registered by the Transfer Agent and Registrar. This Certificate shall be governed by and construed in accordance with the laws of the State of Delaware.

Dated:	Plains GP Holdings, L.P.
Counter signed and Registered by:	By:	PAA GP Holdings LLC
American Stock Transfer & Trust Company,	By:
As Transfer Agent and Registrar	Name:
By:
Secretary

[Reverse of Certificate]

ABBREVIATIONS

        The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as follows according to applicable laws or regulations:

TEN COM—as tenants in common	UNIF GIFT/TRANSFERS MIN ACT
TEN ENT—as tenants by the entireties	Custodian
(Cust) Minor
JT TEN—as joint tenants with right of survivorship and not as tenants in common	Under Uniform Gifts/Transfers to CD Minors Act (State)

        Additional abbreviations, though not in the above list, may also be used.

 ASSIGNMENT OF CLASS A SHARES OF
PLAINS GP HOLDINGS, L.P.

        FOR VALUE RECEIVED,                hereby assigns, conveys, sells and transfers unto

(Please print or typewrite name and address of assignee)	(Please insert Social Security or other identifying number of assignee)

        Class A Shares representing limited partner interests evidenced by this Certificate, subject to the Partnership Agreement, and does hereby irrevocably constitute and appoint                 as its attorney-in-fact with full power of substitution to transfer the same on the books of Plains GP Holdings, L.P.

Date:	NOTE: The signature to any endorsement hereon must correspond with the name as written upon the face of this Certificate in every particular. without alteration, enlargement or change.

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15	(Signature) (Signature)

        No transfer of the Class A Shares evidenced hereby will be registered on the books of the Partnership, unless the Certificate evidencing the Class A Shares to be transferred is surrendered for registration or transfer.

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  Exhibit 4.1
Certificate Evidencing Class A Shares Representing Limited Partner Interests in Plains GP Holdings, L.P.
ABBREVIATIONS
ASSIGNMENT OF CLASS A SHARES OF PLAINS GP HOLDINGS, L.P.